As filed with the Securities and Exchange Commission on April 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Prairie Operating Co.
(Exact name of registrant as specified in its charter)

Delaware	1311	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 400

Houston, TX 77007

(713) 424-4247

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Kovalik

Chief Executive Officer

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Conneely

Bryn Sappington

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, TX 75201

(214) 855-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statements contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $500,000,000 in the aggregate of our shares of common stock, par value $0.01, preferred stock, warrants, units and rights from time to time in one or more offerings; and

●	a resale prospectus which covers the resale by certain selling stockholders of an aggregate of 12,847,682 shares of common stock of Prairie Operating Co. (“the Company”), including (i) 3,656,099 shares of common stock issued to Bayswater Exploration & Production, LLC as partial consideration for the Company’s acquisition of certain oil and gas assets from Bayswater Exploration & Production, LLC and its affiliates, which was completed on March 26, 2025; (ii) 8,000,000 shares of common stock issuable upon the exercise of options issued to certain investors in accordance with non-compensatory option agreements, of which 2,333,333 shares of common stock have been issued and 5,666,667 shares of common stock remain issuable; (iii) 120,048 shares of common stock issued to YA II PN, LTD. (“YA”) in connection with YA’s consent related to the Company’s entry into its senior secured revolving credit facility on December 16, 2024; and (iv) 1,071,535 shares of common stock that are issuable upon the exercise of warrants to purchase common stock issued to certain noteholders in connection with an amended and restated subordinated promissory note entered into between the Company and such noteholders on December 16, 2024.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 22, 2025

PROSPECTUS

Prairie Operating Co.

$500,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time we may offer and sell shares of our common stock, par value $0.01 per share (“Common Stock”), preferred stock, warrants, units and rights. The aggregate initial offering price of all shares of Common Stock sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Stock is traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PROP.” On April 21, 2025, the closing price of our Common Stock was $4.03.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Prairie” refer to Prairie Operating Co.; and the term “securities” refers to the shares of our Common Stock registered hereunder.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://investors.prairieopco.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 6, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on April 22, 2025, incorporated by reference therein;

●	our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2024, November 27, 2024, December 19, 2024, February 7, 2025 (the management’s discussion and analysis of results of operations of the Bayswater Assets (as defined below) and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with first the March 24, 2025 Form 8-K referenced below), March 12, 2025, March 17, 2025, March 24, 2025/March 24, 2025 (two reports) (the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the first March 24, 2025 Form 8-K), March 26, 2025, and April 1, 2025; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain, or may contain, statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus or in the documents incorporated by reference, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	estimates of reserves of our oil, natural gas, and natural gas liquids (“NGLs”) reserves;

●	drilling prospects, inventories, projects, and programs;

●	estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

●	financial strategy, liquidity and capital required for our development program and other capital expenditures;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	our financial performance following our acquisition of certain oil and gas and related assets located in the Denver-Julesburg Basin in Colorado (the “Bayswater Assets”) from Bayswater Exploration & Production, LLC and certain of its affiliates, which was completed on March 26, 2025 (the “Bayswater Acquisition”), our acquisition of certain oil and gas assets from Nickel Road Development LLC and Nickel Road Operating LLC, which was completed on October 1, 2024 (the “NRO Acquisition”), and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our integration of acquisitions, including the Bayswater Acquisition and the NRO Acquisition;

●	changes or developments in applicable laws or regulations, including with respect to taxes; and

●	actions taken or not taken by third parties, including our contractors and competitors.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our ability to fund our development and drilling plan;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas, and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

2

●	our ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	changes in the regulations relating to our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to tariffs, the environment, our drilling program, taxes and the pricing of our future production;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of our business;

●	our ability to recognize the anticipated benefits of the Bayswater Acquisition, the NRO Acquisition and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition, the NRO Acquisition and such other transactions;

●	the effects of competition on our future business; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic SEC filings.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

3

ABOUT Prairie operating co.

Prairie Operating Co. is an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and natural gas liquids. Our assets and operations are concentrated in the oil- and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. We are committed to the responsible development of our oil and natural gas resources and are focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

Corporate Information

Our principal executive offices are located at 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our telephone number at that location is (713) 424-4247. Our website can be found at https://investors.prairieopco.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision on whether to invest in our securities.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

4

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

5

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, drilling and development programs, capital expenditures, and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

6

DESCRIPTION OF SECURITIES

The following summary of the capital stock and our second amended and restated certificate of incorporation, as amended (“Charter”) and amended and restated bylaws (“Bylaws”) does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 42,942,127 shares were issued and outstanding as of April 11, 2025, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,982 shares of Series D convertible preferred stock, par value $0.01 per share (“Series D Preferred Stock”), and 147,250 shares of Series F convertible preferred stock, par value $0.01 per share (“Series F Preferred Stock”), were issued and outstanding as of April 11, 2025.

The number of authorized shares of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) (or any successor provision thereto), and no vote of the holders of either Common Stock or preferred stock voting separately as a class or series shall be required therefor; provided, that, without the affirmative vote of the holders of not less than 66% of the then-outstanding shares of Series D Preferred Stock, the Company shall not increase the number of authorized shares of Series D Preferred Stock; provided, further, that, without the affirmative vote of the “Required Holders” (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock), the Company shall not increase the number of authorized shares of Series F Preferred Stock.

Description of Common Stock

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. The Company does not have a classified board, as all directors are elected annually. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to our Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Common Stock are entitled to receive ratably in proportion to the shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid, and non-assessable, and all shares of Common Stock registered by this prospectus will be, when sold, validly issued, fully paid, and non-assessable. The holders of Common Stock have no preferences or rights of conversion, exchange, preemption, or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets in proportion to the shares of Common Stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Registration Rights Agreements

On March 26, 2025, in connection with the Bayswater Acquisition, the Company entered into a registration rights agreement (the “Bayswater Registration Rights Agreement”) with Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC. Pursuant to the Bayswater Registration Rights Agreement, among other things, the Company agreed to file a registration statement registering the resale of 3,656,099 shares of Common Stock under the Securities Act, which shares were issued to Bayswater Exploration & Production, LLC as partial consideration on March 26, 2025 for the Bayswater Acquisition.

The Company has agreed to file a registration statement registering the resale of 120,048 shares of Common Stock that were issued to YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), effective December 16, 2024 in connection with YA’s consent under the Standy Equity Purchase Agreement (as defined below) related to the Company’s entry into its senior secured revolving credit facility. The Company has also agreed to file a registration statement registering the resale of 1,071,535 shares of common stock that are issuable upon the exercise of warrants to purchase common stock issued to certain noteholders in connection with an amended and restated subordinated promissory note entered into between the Company and such noteholders on December 16, 2024.

In connection with the Standby Equity Purchase Agreement, dated September 30, 2024 (the “Standby Equity Purchase Agreement”), between the Company and YA, the Company entered into a registration rights agreement with YA pursuant to which the Company agreed to file a registration statement registering the resale of 4,198,343 shares of Common Stock, consisting of (i) up to 100,000 shares of Common Stock issued to YA as consideration for its irrevocable commitment to purchase up to $40.0 million of Common Stock, at the time and in the amount as determined by the Company, under the Standby Equity Purchase Agreement and (ii) up to 4,098,343 shares of Common Stock issuable pursuant to the Standby Equity Purchase Agreement, including upon the conversion of the convertible promissory note by YA on September 30, 2024 in the original principal amount of $15.0 million as part of the $40.0 million commitment. Pursuant to the Standby Equity Purchase Agreement, the Company filed a shelf registration statement registering the resale of up to 4,198,343 shares of Common Stock held by YA and such registration statement was declared effective by the SEC on December 20, 2024.

7

On September 30, 2024, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file a registration statement registering the resale of 1,827,040 shares of Common Stock and the shares of Common Stock issuable upon the exercise of warrants to purchase up to 1,141,552 shares of Common Stock issued by the Company to the investors. Pursuant to such registration rights agreement, the Company filed a shelf registration statement registering the resale of up to 1,141,552 shares of Common Stock issued by the Company to such investors and such registration statement was declared effective by the SEC on December 20, 2024.

On August 14, 2023, the Company entered into a registration rights agreement with an investor, pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of the shares of Common Stock underlying Series E Preferred Stock and warrants issued in connection therewith (the “Series E Registration Statement”), and the Company agreed to use its best efforts to have the Series E Registration Statement declared effective as promptly as possible after the filing thereof and within the timeframes specified in the Series E Registration Statement. On December 6, 2023, the SEC declared the Series E Registration Statement effective.

On May 3, 2023, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of shares of Common Stock underlying Series D Preferred Stock and warrants issued in connection therewith (the “PIPE Resale Registration Statement” and together with the Series E Registration Statement, the “2023 Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible within the timeframes specified in the PIPE Resale Registration Statement. On December 6, 2023, the SEC declared the 2023 Registration Statement effective.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our Charter and Bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	provide that our Bylaws can be amended or repealed by the board of directors without any action of the stockholders. Stockholders can amend or repeal our Bylaws with the vote of holders of not less than 66⅔% in voting power of the then-outstanding shares of stock entitled to vote generally on the election of directors, voting together as a single class.

8

Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by applicable law, is the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

●	any action asserting a claim against us arising pursuant to any provision of the DGCL, our Charter or our Bylaws; and

●	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The provisions in our Charter and Bylaws do not apply to complaints asserting a cause of action under the Exchange Act. A stockholder may not waive compliance with the federal securities laws and the rules and regulations thereunder.

Our Charter and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provisions. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our Charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our Charter and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Charter and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Charter and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

9

Anti-Takeover Effects of Certain Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the DGCL

Certain provisions of our Charter and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Charter, our Bylaws and Delaware law, as applicable, among other things:

●	provide our board of directors with the ability to alter our Bylaws without stockholder approval (subject to rights of the holders of our preferred stock);

●	provide that, subject to the rights of the holders of preferred stock, special meetings of our stockholders may be called only by the Chairman (or any Co-Chairman) of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office; and

●	provide that, subject to the rights of the holders of preferred stock, vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, or by a sole remaining director.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

10

Interested Stockholder Transactions. We may become subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent’s telephone number and address are (212) 828-8436 and 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Common Stock is listed on the Nasdaq under the symbol “PROP.”

Description of Preferred Stock

Our Charter authorizes the board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. The specific terms and conditions of the series of the preferred stock will be described in a supplement to this prospectus. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock are not entitled to vote at or receive notice of any meeting of stockholders.

Description of Warrants

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the warrant agreement and warrant certificate because those documents, and not the summaries, define your rights as a holder of the warrants.

General

We may issue warrants for the purchase of our Common Stock or preferred stock. Warrants may be issued independently or together with any of our Common Stock, preferred stock, or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Any series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. A copy of the form of any such warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our Common Stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

●	the title or designation of the warrants;

●	the aggregate number of the warrants;

11

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

●	the price at which the underlying securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our Common Stock or preferred stock, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

Description of Units

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the unit agreement because that document, and not the summaries, define your rights as a holder of the units.

We may issue units consisting of one or more shares of Common Stock, shares of preferred stock, warrants, rights, or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

●	the title of units;

●	identification and description of the separate securities included in the units;

12

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferrable; and

●	any other material terms of the units and the securities included in such units.

Description of Rights

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the rights agent or subscription agent agreement and rights certificate because those documents, and not the summaries, define your rights as a holder of the rights.

General

We may issue rights to purchase Common Stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our Common Stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing rights, will be filed with the SEC in connection with the offering of particular rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our Common Stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of Common Stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable U.S. federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our Common Stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our Common Stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

13

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

14

We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the Common Stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any Common Stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our Common Stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

15

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2024 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the combined reserves of the Company and the Bayswater Assets as of December 31, 2024 and related information incorporated by reference in this prospectus, and the combined reserve reports of the Company and the Acquired Properties as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report of the Company and the Bayswater Assets as of December 31, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Bayswater

The audited combined statement of revenue and direct operating expenses of the Bayswater Assets for the years ended December 31, 2024 and 2023 which is incorporated by reference into this prospectus has been audited by Plante & Moran, PLLC independent auditors, as stated in their report, which is incorporated by reference. Such financial information is incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

16

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 22, 2025

PROSPECTUS

Prairie Operating Co.

Up to 12,847,682 Shares of Common Stock

This prospectus relates solely to the resale from time to time of up to an aggregate of 12,847,682 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholders identified in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement (the “Selling Stockholders”).

The Common Stock offered for resale under this prospectus include:

(i)	3,656,099 shares of Common Stock issued to Bayswater Exploration & Production, LLC (“Bayswater”) as partial consideration for the Company’s acquisition of the Bayswater Assets (as defined below), which was completed on March 26, 2025;

(ii)	8,000,000 shares of Common Stock issuable upon the exercise of options (the “Options”) issued to certain investors (each, an “Optionholder” and collectively, the “Optionholders”) in accordance with non-compensatory option agreements (the “Option Agreements”), which are exercisable at any time until August 31, 2027, at an exercise price of $0.25 per share, and of which 2,333,333 shares of Common Stock have been issued and 5,666,667 shares of Common Stock remain issuable;

(iii)	120,048 shares of Common Stock issued to YA II PN, LTD. (“YA”) in connection with YA’s consent related to the Company’s entry into its senior secured revolving credit facility on December 16, 2024; and

(iv)	1,071,535 shares of Common Stock that are issuable upon the exercise of warrants (the “Warrants”) to purchase Common Stock issued to certain noteholders (the “Noteholders”), which, subject to vesting as provided in the Warrants, will be exercisable at any time until September 30, 2029, at an exercise price of $8.89 per share, as may be adjusted pursuant to the terms of such Warrants, in connection with an amended and restated subordinated promissory note (the “A&R Subordinated Note”) entered into on December 16, 2024 by and among the Company and the Noteholders.

Pursuant to this prospectus, Bayswater, each Optionholder, YA, and each Noteholder (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) are permitted to offer the securities from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell shares through agents they select or through underwriters and dealers they select. The Selling Stockholders also may sell their securities directly to investors. If the Selling Stockholders use agents, underwriters or dealers to sell their shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell the shares. We cannot predict when or in what amounts the Selling Stockholders may sell any of the shares offered by this prospectus. We have agreed to bear all expenses incurred in connection with the registration of these securities. The Selling Stockholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of these securities. We will not receive any proceeds from the sale of these securities by the selling securityholders.

Our Common Stock and warrants are traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PROP.” On April 21, 2025, the closing price of our Common Stock was $4.03.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the Selling Stockholders. In connection with an offering of securities hereunder, the Selling Stockholders may provide you with a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the Selling Stockholders nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Prairie” refer to Prairie Operating Co. and the term “securities” refers to the shares of our Common Stock registered hereunder.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://investors.prairieopco.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 6, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on April 22, 2025, incorporated by reference therein;

●	our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2024, November 27, 2024, December 19, 2024, February 7, 2025 (the management’s discussion and analysis of results of operations of the Bayswater Assets (as defined below) and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the first March 24, 2025 Form 8-K referenced below), March 12, 2025, March 17, 2025, March 24, 2025/March 24, 2025 (two reports) (the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the February 7, 2025 Form 8-K have been superseded by the management’s discussion and analysis of results of operations of the Bayswater Assets and pro forma financial statements and reserve reports filed with the first March 24, 2025 Form 8-K), March 26, 2025, and April 1, 2025; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 22, 2023, as amended by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Prairie Operating Co.

Attention: Investor Relations

55 Waugh Drive, Suite 400

Houston, Texas 77007

(713) 424-4247

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain, or may contain, statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus or in the documents incorporated by reference, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	estimates of reserves of our oil, natural gas, and natural gas liquids (“NGLs”) reserves;

●	drilling prospects, inventories, projects, and programs;

●	estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

●	financial strategy, liquidity and capital required for our development program and other capital expenditures;

●	the availability and adequacy of cash flow to meet our requirements;

●	the availability of additional capital for our operations;

●	changes in our business and growth strategy, including our ability to successfully operate and expand our business;

●	our financial performance following our acquisition of certain oil and gas and related assets located in the Denver-Julesburg Basin in Colorado (the “Bayswater Assets”) from Bayswater Exploration & Production, LLC and certain of its affiliates, which was completed on March 26, 2025 (the “Bayswater Acquisition”), our acquisition of certain oil and gas assets from Nickel Road Development LLC and Nickel Road Operating LLC, which was completed on October 1, 2024 (the “NRO Acquisition”), and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our integration of acquisitions, including the Bayswater Acquisition and the NRO Acquisition;

●	changes or developments in applicable laws or regulations, including with respect to taxes; and

●	actions taken or not taken by third parties, including our contractors and competitors.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our ability to fund our development and drilling plan;

●	our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all;

●	uncertainties inherent in estimating quantities of oil, natural gas, and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

●	commodity price and cost volatility and inflation;

2

●	our ability to obtain and maintain necessary permits and approvals to develop our assets;

●	safety and environmental requirements that may subject us to unanticipated liabilities;

●	changes in the regulations relating to our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to tariffs, the environment, our drilling program, taxes and the pricing of our future production;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets;

●	the risks related to the growth of our business;

●	our ability to recognize the anticipated benefits of the Bayswater Acquisition, the NRO Acquisition and the other transactions described in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition, the NRO Acquisition and such other transactions;

●	the effects of competition on our future business; and

●	other factors detailed under the section entitled “Risk Factors” and in our periodic SEC filings.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

3

ABOUT prairie operating co.

Prairie Operating Co. is an independent oil and gas company focused on the acquisition and development of crude oil, natural gas and natural gas liquids. Our assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. We are committed to the responsible development of our oil and natural gas resources and are focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

Corporate Information

Our principal executive offices are located at 55 Waugh Drive, Suite 400, Houston, Texas 77007, and our telephone number at that location is (713) 424-4247. Our website can be found at https://investors.prairieopco.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision on whether to invest in our securities.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our Common Stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

4

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

5

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive proceeds from any exercise of the Warrants or Options for cash.

6

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Common Stock by a non-U.S. holder (as defined below) that holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that are described in this summary. We have not sought any ruling from the IRS or any opinion of counsel with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to all non-U.S. holders. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	brokers or dealers in securities or foreign currencies;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation for services;

●	real estate investment trusts or regulated investment companies;

●	certain former citizens or long-term residents of the U.S.; and

●	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

7

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that is not for U.S. federal income tax purposes a partnership (or entity or arrangement treated as a partnership) or any of the following:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Common Stock to consult with their own tax advisors regarding the U.S. federal income tax considerations to them of the purchase, ownership and disposition of our Common Stock.

Distributions

We do not expect to pay any distributions on our Common Stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated first as a non-taxable return of capital to the extent of a non-U.S. holder’s tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and dividends that are effectively connected with a U.S. trade or business, each of which is discussed below, any distribution made to a non-U.S. holder on our Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Any portion of a distribution that is treated as a dividend paid to a non-U.S. holder that is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

8

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.); or

●	our Common Stock constitutes a United States real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition or such non-U.S. Holder’s holding period of our Common Stock and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

With respect to the third bullet point above, a corporation generally is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Common Stock is and continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Common Stock as a result of our status as a USRPHC. If our Common Stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would generally be subject to U.S. federal income tax on a disposition of our Common Stock (as described in the preceding paragraph), and a 15% withholding tax would generally apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder and the amount of tax withheld with respect to such distributions generally must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding for dividends on our Common Stock paid to such non-U.S. Holder (at the applicable rate), unless such non-U.S. Holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder, such as by providing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or other applicable or successor form, and otherwise complies with all applicable legal requirements.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at the rate of 24%), unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside of the U.S. by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the U.S. by such a broker if it has certain relationships within the U.S.

9

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisers regarding the application of the information reporting and backup withholding rules to them in light of their own circumstances.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (commonly known as “FATCA”), impose a 30% withholding tax on any dividends on our Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Common Stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations have been issued, which provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our Common Stock in light of their own circumstances.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

10

DESCRIPTION OF SECURITIES

The following summary of the capital stock and our second amended and restated certificate of incorporation, as amended (“Charter”) and amended and restated bylaws (“Bylaws”) does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.01 par value per share, of which 42,942,127 shares were issued and outstanding as of April 11, 2025, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 5,982 shares of Series D convertible preferred stock, par value $0.01 per share (“Series D Preferred Stock”), and 147,250 shares of Series F convertible preferred stock, par value $0.01 per share (“Series F Preferred Stock”), were issued and outstanding as of April 11, 2025.

The number of authorized shares of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number reserved for issuance upon the exercise, conversion or exchange of outstanding securities) by the affirmative vote of the majority of the voting power of the outstanding shares of stock of the Company entitled to vote generally on the election of directors, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”) (or any successor provision thereto), and no vote of the holders of either Common Stock or preferred stock voting separately as a class or series shall be required therefor; provided, that, without the affirmative vote of the holders of not less than 66% of the then-outstanding shares of Series D Preferred Stock, the Company shall not increase the number of authorized shares of Series D Preferred Stock; provided, further, that, without the affirmative vote of the “Required Holders” (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock), the Company shall not increase the number of authorized shares of Series F Preferred Stock.

Description of Common Stock

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. The Company does not have a classified board, as all directors are elected annually. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to our Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Common Stock are entitled to receive ratably in proportion to the shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Common Stock are fully paid, and non-assessable, and all shares of Common Stock registered by this prospectus will be, when sold, validly issued, fully paid, and non-assessable. The holders of Common Stock have no preferences or rights of conversion, exchange, preemption, or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets in proportion to the shares of Common Stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Registration Rights Agreements

On March 26, 2025, in connection with the Bayswater Acquisition, the Company entered into a registration rights agreement (the “Bayswater Registration Rights Agreement”) with Bayswater, Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, and Bayswater Fund IV-Annex, LP (collectively, the “Bayswater Parties”). Pursuant to the Bayswater Registration Rights Agreement, among other things, the Company agreed to file a registration statement registering the resale of 3,656,099 shares of Common Stock under the Securities Act, which shares were issued to Bayswater on March 26, 2025 as partial consideration for the Bayswater Acquisition. This registration statement is being filed to satisfy such obligations.

The Company has agreed to file a registration statement registering the resale of 120,048 shares of Common Stock that were issued to YA, effective December 16, 2024 in connection with YA’s consent under the Standy Equity Purchase Agreement (as defined below) related to the Company’s entry into its senior secured credit revolving facility. This registration statement is being filed to satisfy such obligations.

The Company has also agreed to file a registration statement registering the resale of 1,071,535 shares of Common Stock that are issuable upon the exercise of the Warrants issued to the Noteholders in connection with the A&R Subordinated Note. This registration statement is being filed to satisfy such obligations.

In connection with the Standby Equity Purchase Agreement, dated September 30, 2024 (the “Standby Equity Purchase Agreement”), between the Company and YA, the Company entered into a registration rights agreement with YA pursuant to which the Company agreed to file a registration statement registering the resale of 4,198,343 shares of Common Stock, consisting of (i) up to 100,000 shares of Common Stock issued to YA as consideration for its irrevocable commitment to purchase up to $40.0 million of Common Stock, at the time and in the amount as determined by the Company, under the Standby Equity Purchase Agreement and (ii) up to 4,098,343 shares of Common Stock issuable pursuant to the Standby Equity Purchase Agreement, including upon the conversion of the convertible promissory note by YA on September 30, 2024 in the original principal amount of $15.0 million as part of the $40.0 million commitment. Pursuant to the Standby Equity Purchase Agreement, the Company filed a shelf registration statement registering the resale of up to 4,198,343 shares of Common Stock held by YA and such registration statement was declared effective by the SEC on December 20, 2024.

11

On September 30, 2024, the Company entered into a registration rights agreement with the Purchaser and the Noteholders pursuant to which the Company agreed to file a registration statement registering the resale of 1,827,040 shares of Common Stock issued by the Company to the Purchaser and the shares of Common Stock issuable upon the exercise of the Warrants to purchase up to 1,141,552 shares of Common Stock issued by the Company to the Noteholders. Pursuant to such registration rights agreement, the Company filed a shelf registration statement registering the resale of up to 1,141,552 shares of Common Stock issued by the Company to such investors and such registration statement was declared effective by the SEC on December 20, 2024.

On August 14, 2023, the Company entered into a registration rights agreement with an investor, pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of the shares of Common Stock underlying Series E Preferred Stock and warrants issued in connection therewith (the “Series E Registration Statement”), and the Company agreed to use its best efforts to have the Series E Registration Statement declared effective as promptly as possible and within the timeframes specified in the Series E Registration Statement. On December 6, 2023, the SEC declared the Series E Registration Statement effective.

On May 3, 2023, the Company entered into a registration rights agreement with investors pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of shares of Common Stock underlying Series D Preferred Stock and warrants issued in connection therewith (the “PIPE Resale Registration Statement” and together with the Series E Registration Statement, the “2023 Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible and within the timeframes specified in the PIPE Resale Registration Statement. On December 6, 2023, the SEC declared the 2023 Registration Statement effective.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our Charter and Bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	provide that our Bylaws can be amended or repealed by the board of directors without any action of the stockholders. Stockholders can amend or repeal our Bylaws with the vote of holders of not less than 66⅔% in voting power of the then-outstanding shares of stock entitled to vote generally on the election of directors, voting together as a single class.

12

Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by applicable law, is the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

●	any action asserting a claim against us arising pursuant to any provision of the DGCL, our Charter or our Bylaws; and

●	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The provisions in our Charter or our Bylaws do not apply to complaints asserting a cause of action under the Exchange Act. A stockholder may not waive compliance with the federal securities laws and the rules and regulations thereunder.

Our Charter and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provisions. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our Charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our Charter and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Charter and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Charter and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

13

Anti-Takeover Effects of Certain Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the DGCL

Certain provisions of our Charter and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Charter, our Bylaws and Delaware law, as applicable, among other things:

●	provide our board of directors with the ability to alter our Bylaws without stockholder approval (subject to rights of the holders of our preferred stock);

●	provide that, subject to the rights of the holders of preferred stock, special meetings of our stockholders may be called only by the Chairman (or any Co-Chairman) of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office; and

●	provide that, subject to the rights of the holders of preferred stock, vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, or by a sole remaining director.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions. We may become subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent’s telephone number and address are (212) 828-8436 and 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Common Stock is listed on the Nasdaq under the symbol “PROP.”

14

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 12,847,682 shares of Common Stock consisting of:

(i)	3,656,099 shares of Common Stock issued to Bayswater as partial consideration for the Company’s acquisition of the Bayswater Assets, which was completed on March 26, 2025;

(ii)	8,000,000 shares of Common Stock issuable upon the exercise of the Options issued to the Optionholders in accordance with the Option Agreements, which are exercisable at any time until August 31, 2027, at an exercise price of $0.25 per share, and of which 2,333,333 shares of Common Stock have been issued and 5,666,667 shares of Common Stock remain issuable;

(iii)	120,048 shares of Common Stock issued to YA in connection with YA’s consent related to the Company’s entry into its senior secured revolving credit facility on December 16, 2024; and

(iv)	1,071,535 shares of Common Stock that are issuable upon the exercise of the Warrants issued to the Noteholders, which, subject to vesting as provided in the Warrants, will be exercisable at any time until September 30, 2029, at an exercise price of $8.89 per share, as may be adjusted pursuant to the terms of such Warrants, in connection with the A&R Subordinated Note.

The table below presents information regarding the Selling Stockholders and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders. The number of shares in the column “Shares Offered Hereby” represents all of the shares of Common Stock that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 42,942,127 shares of our Common Stock outstanding on April 11, 2025. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. In addition, the table below does not reflect any shares of our Common Stock issuable upon conversion of or otherwise pursuant to the terms of the Series F Preferred Stock and any shares of our Common Stock that may be issuable upon exercise of the warrant to purchase additional shares of our Common Stock that may be issuable to the holder of the Series F Preferred Stock subject to the terms and conditions set forth therein.

15

	Number of Shares of Common Stock Owned Prior to Offering		Shares Offered	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	%	Hereby	Number	%
First Idea Ventures LLC(1)	2,457,965	5.72%	738,139	1,719,826	4.00%
The Hideaway Entertainment LLC(2)	561,706	1.30%	333,396	228,310	*
Bayswater Exploration & Production, LLC(3)	3,656,099	8.51%	3,656,099	—	—
YA II PN, LTD.(4)	820,048	1.91%	120,048	700,000	1.63%
Anchorman Holdings Inc.(5)	200,000	*	200,000	—	—
Blackstem Forest, LLC(6)	304,286	*	300,000	4,286	*
Blue Trail Partners, LLC(7)	3,513,243	8.18%	2,333,333	1,179,910	2.74%
Bristol Capital, LLC(8)	3,744,764	8.72%	2,333,333	1,411,430	3.29%
Gracemont Enterprises LP(9)	3,513,242	8.18%	2,333,333	1,179,909	2.74%
Rose Hill Holdings Limited(10)	300,000	*	300,000	—	—
Westwood Financial Holdings LLC(11)	205,000	*	200,000	5,000	*

*	Less than 1%.
(1)	The shares reported herein reflect shares held directly by First Idea Ventures LLC, First Idea International Ltd., and Mr. Gray. First Idea Ventures LLC is the direct owner of (i) 230,159 shares of Common Stock, (ii) Series D Preferred Stock convertible into 150,000 shares of Common Stock, (iii) Series D PIPE Warrants to purchase 150,000 shares of Common Stock and (iv) warrants representing 913,242 shares of Common Stock that are issuable upon the exercise of the warrant. First Idea International Ltd. holds 159,999 shares of common stock, in addition to (i) Series D PIPE Warrants to purchase 50,975 shares of common stock and (ii) Series D Preferred Stock convertible into 50,975 shares of Common Stock. The shares reported herein include the 230,159 shares of common stock held directly by First Idea Ventures LLC, 159,999 shares of common stock held directly by First Idea International Ltd., 6,863 shares of common stock held directly by Mr. Gray, and 7,614 restricted stock units held directly by Mr. Gray. Additionally, it includes 2,053,330 shares of common stock issuable upon the exercise of the Series D PIPE Warrants and Subordinated Note Warrants and upon the conversion of Series D Preferred Stock into common stock. Jonathan H. Gray holds 50% and his spouse, Chloe Gray, holds 50% of the interests of First Idea Ventures LLC and each share voting and investment power over the securities held by First Idea Ventures LLC. The address of First Idea Ventures LLC is c/o Jade Fiducial, 1925 Century Park East, Suite 1700, Los Angeles, CA 90067. First Idea International Ltd. is a limited company. Jonathan Gray has voting or investment control over the shares held by First Idea Ventures LLC. Mr. Gray is a director of the Company. The address of First Idea International Ltd. is 1 Duchess Street, Suite 1, First Floor, London W1W 6AN, United Kingdom. First Idea Ventures LLC is affiliated with The Hideaway Entertainment LLC by common ownership.
(2)	The Hideaway Entertainment LLC does not own any shares of Common Stock directly and owns warrants representing 561,706 shares that are issuable upon the exercise of the warrants. The shares reported herein include the 561,706 shares of common stock issuable upon the exercise of the warrants. Jonathan H. Gray is the managing member of The Hideaway Entertainment LLC. The address of The Hideaway Entertainment LLC is c/o Jade Fiducial, 223 S. Wacker Drive, 44th Floor, Chicago, IL 60606. Mr. Gray has voting or investment control over the shares held by The Hideaway Entertainment LLC. Mr. Gray is a director of the Company. The Hideaway Entertainment, LLC is affiliated with First Idea Ventures LLC by common ownership.
(3)	The shares reported herein include 3,656,099 shares of Common Stock (the “Bayswater Shares”) issued by the Company to Bayswater on March 26, 2025, pursuant to that certain Purchase and Sale Agreement, dated as of February 6, 2025 (as amended, the “PSA”), by and among the Company and the Bayswater Parties. As the record holder of the Bayswater Shares, Bayswater may be deemed to beneficially own the Bayswater Shares. Pursuant to the PSA, Bayswater was designated by the Bayswater Parties as the Sellers’ Representative (as defined in the PSA) to whom the Bayswater Shares were issued by the Company. Because Bayswater Management Company LP (“Bayswater Management”) is the manager or general partner of, or that controls, each entity that sold assets to the Company pursuant to the PSA, Bayswater Management may be deemed to beneficially own the Bayswater Shares that are held by Bayswater. The address of the principal office for Bayswater and Bayswater Management is 730 17th Street, Suite 500, Denver, Colorado 80202.
(4)	YA is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the general partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.
(5)	Anchorman Holdings Inc. (“Anchorman”) does not own any shares of Common Stock directly and owns options to purchase 200,000 Common Stock. John Kennedy is the ultimate beneficial owner of Anchorman. Mr. Kennedy is a consultant to Anchorman. The address of Anchorman is Sovereign House, 4 Christian Road, Douglas, Isle of Man, IM1 2SD, United Kingdom. Mr. Kennedy is neither a director nor does he have any voting or investment control over the shares held by Anchorman, these rights are held by Sovereign Directors Limited (Isle of Man).
(6)	Blackstem Forest, LLC (“Blackstem”) does not own any shares of Common Stock directly and owns options to purchase 300,000 shares of Common Stock. Erik Thoresen is the Manager of Blackstem. The shares reported herein include 4,286 shares of Common Stock held directly by Mr. Thoresen and the options to purchase 300,000 shares of Common Stock held directly by Blackstem. The address of Blackstem is 32 N. Gould Street, Sheridan, Wyoming, 82801. Mr. Thoresen has voting or investment control over the shares held by Blackstem. Mr. Thoresen is a director of the Company.

16

(7)	The amount reported herein includes 1,148,834 shares held by Edward Kovalik directly, options to purchase 2,333,333 shares of Common Stock held by Blue Trail Partners, LLC (“Blue Trail”) directly, which are exercisable pursuant to a non-compensatory option agreement and 31,075 shares held by Mr. Kovalik resulting from the vesting of a restricted stock unit award. Mr. Kovalik is the Manager of Blue Trail and the Chairman and Chief Executive Officer of the Company.
(8)	According to a Schedule 13G filed with the SEC on April 2, 2025 on behalf of Bristol Investment Fund, Ltd. (“Bristol Investment Fund”), Bristol Capital, LLC (“Bristol Capital”), and Paul Kessler, (i) Bristol Investment Fund has sole voting and sole dispositive power over 1,105,183 shares of common stock, (ii) Bristol Capital has sole voting and sole dispositive power over 2,632,333 shares of common stock, and (iii) Mr. Kessler has sole voting and dispositive power over 7,248 shares of common stock. In addition, Bristol Investment Fund holds shares of the Company’s Series D Preferred Stock which are convertible into 797,072 shares of common and Series D A Warrants which are exercisable for 292,472 shares of common stock, and such shares of common stock have been excluded from the shares reported in the table above. On April 8, 2024, Bristol Investment Fund entered into an agreement with the Company pursuant to which it amended the terms of its Series D PIPE Warrants to increase the beneficial ownership limitation from 9.99% to 19.99% and gave notice to the Company that it was increasing its beneficial ownership limitation to 19.99% with respect to each of its remaining warrants. Such beneficial ownership limitation may only be modified, amended or waived with the written consent of both the Company and Bristol Investment Fund. The address of the principal office for Bristol Investment Fund and Bristol Capital is 10960 Wilshire Blvd., #1050, Los Angeles, CA 90024. The address of the principal office of Mr. Kessler is 555 Marin Street, Suite 140, Thousand Oaks, CA 91360.
(9)	The amount reported herein includes 1,148,834 shares held by Gary C. Hanna directly, options to purchase 2,333,333 shares of Common Stock held by Gracemont Enterprises LP (“Gracemont”) directly, which are exercisable pursuant to a non-compensatory option agreement and 31,086 shares held by Mr. Hanna resulting from the vesting of a restricted stock unit award. Mr. Hanna is the General Partner of Gracemont. Mr. Hanna is the President and a director of the Company.
(10)	Rose Hill Holdings Limited (“Rose Hill”) does not own any shares of Common Stock directly and owns options to purchase 300,000 shares of Common Stock. John James is the ultimate beneficial owner of Rose Hill. Mr. James is a consultant to Rose Hill. The address of Rose Hill is Sovereign House, 4 Christian Road, Douglas, Isle of Man, IM1 2SD, United Kingdom. Mr. James is neither a director nor does he have any voting or investment control over the shares held by Rose Hill, these rights are held by Sovereign Directors Limited (Isle of Man).
(11)	Westwood Financial Holdings LLC (“Westwood”) owns 5,000 shares of Common Stock directly and owns options to purchase 200,000 shares of Common Stock. The address of Westwood is 1201 Montana Ave, Suite 206, Santa Monica, CA 90403.

17

Description of the Bayswater Transaction

On February 6, 2025, the Company and certain of its subsidiaries entered into the PSA with the Bayswater Parties pursuant to which the Company agreed to acquire the Bayswater Assets for a purchase price of $602.75 million, payable in cash and, subject to closing price adjustments, 3,656,899 shares of Common Stock, calculated in accordance with the PSA (the “Equity Consideration”). Effective as of March 26, 2025, upon the terms and conditions set forth in the PSA, the Company completed the Bayswater Acquisition. Upon the completion of the Bayswater Acquisition, the Company (1) paid the as-adjusted closing purchase price of approximately $483.5 million (approximately $467.5 million of which was paid to the Bayswater Parties and $15.0 million of which was deposited in escrow pending the Company’s acquisition of an interest in a Drillco partnership that the Bayswater Parties are expected to acquire and assign to the Company within 45 days after the closing of the Bayswater Acquisition), which amount is subject to customary post-closing adjustments, and (2) issued the Equity Consideration to Bayswater. On March 26, 2025, in connection with the Bayswater Acquisition, the Company entered into a registration rights agreement with the Bayswater Parties, pursuant to which, among other things, the Company agreed to file a registration statement registering the resale of the Equity Consideration under the Securities Act. This registration statement is being filed to satisfy such obligations.

Description of the Non-Compensatory Option Purchase Agreements

On May 3, 2023, the Company assumed and converted options to purchase membership interests of Prairie LLC that were outstanding and unexercised as of immediately prior to such time into non-compensatory options to acquire an aggregate of 8,000,000 shares of Common Stock, and the Company entered into Option Agreements with each of Gary C. Hanna, Edward Kovalik, Bristol Capital, and Boka Energy LP (“BOKA”), a third-party investor. Erik Thoresen, a director of the Company, is affiliated with BOKA. Mr. Hanna is the Company’s President and a director of the Company, and Mr. Kovalik is the Company’s Chief Executive Officer and a director of the Company.

On August 30, 2023, the Company, Mr. Hanna, Mr. Kovalik, Bristol Capital and Georgina Asset Management, LLC (“Georgina Asset Management”) entered into Option Agreements, pursuant to which Georgina Asset Management agreed to purchase, and each of Mr. Hanna, Mr. Kovalik and Bristol Capital (collectively, the “Sellers”) agreed to sell to Georgina Asset Management, Options to acquire an aggregate of 200,000 shares of Common Stock for an aggregate purchase price of $2,000 (the “Option Purchase”). The Option Purchase closed on August 30, 2023. In connection with the Option Purchase, the Company entered into an amendment to the Option Agreements with each of the Sellers (or an assignee thereof) to reflect that each Seller owns a lesser number of Non-Compensatory Options after the Option Purchase. On January 1, 2024, Georgina Asset Management transferred its Options to Westwood pursuant to an assignment. As a result, Westwood holds 200,000 Options.

Effective as of December 22, 2023, the Company and Gracemont entered into an additional amendment to Mr. Hanna’s Option Agreement to evidence the assignment of all of the Options then-held by Mr. Hanna to Gracemont. As a result, Gracemont holds 2,333,333 Options. Gracemont is an entity controlled by Mr. Hanna.

Effective September 30, 2024, the Company, Mr. Kovalik, and Blue Trail entered into an assignment and assumption agreement, pursuant to which Mr. Kovalik assigned all of the Options then-held by Mr. Kovalik to Blue Trail. As a result, Blue Trail holds 2,333,333 Options. Blue Trail is an entity controlled by Mr. Kovalik.

Effective September 30, 2024, the Company, BOKA, Rose Hill, Anchorman and Blackstem entered into an Assignment and Assumption Agreement, pursuant to which BOKA assigned and transferred the right and non-compensatory option to purchase an aggregate of 800,000 shares of Common Stock to Rose Hill, Anchorman and Blackstem (the “Option Transfers”). The Company did not receive any proceeds from the Option Transfers. In connection with the Option Transfers, the Company entered into a non-compensatory option purchase agreement (the “Current Option Purchase Agreements”) with each of Rose Hill, Anchorman and Blackstem. Blackstem is an entity controlled by Erik Thoresen, a director of the Company.

On March 31, 2025, Bristol Capital exercised its option to purchase 2,333,333 shares of Common Stock, and the Company issued 2,333,333 shares of Common Stock pursuant to its Option Agreement with Bristol Capital. As a result, 5,666,667 shares of Common Stock remain issuable upon the exercise of Options held by the other Optionholders.

18

Description of the YA Transaction

On December 12, 2024, pursuant to the Standby Equity Purchase Agreement, YA consented to the Company’s entry into its senior secured revolving credit facility with Citibank, N.A. In connection therewith, the Company issued 120,048 shares of Common Stock to YA and agreed to file a registration statement registering the resale of such shares.

Description of the Subordinated Promissory Note

On September 30, 2024, the Company entered into a subordinated promissory note (the “Subordinated Note”) with the Noteholders, in a principal amount of $5,000,000, with a maturity of September 30, 2025. The Noteholders are entities controlled by Jonathan H. Gray, a director of the Company.

Pursuant to the terms of the Subordinated Note, the Company issued to the Noteholders Warrants to purchase up to 1,141,552 shares of Common Stock, vesting in tranches based on the date of repayment of the Subordinated Note. Upon vesting, the Warrants will be exercisable at any time until September 30, 2029, at an exercise price of $8.89 per share, subject to adjustments as provided under the terms of the Warrants. In connection with the Subordinated Note, the Company entered into a registration rights agreement with the Noteholders pursuant to which the Company agreed to file a registration statement registering the resale of the shares of common stock underlying the Subordinated Note Warrants. The SEC declared the registration statement effective in December 2024.

The Company entered into the A&R Subordinated Note with the Noteholders in December 2024, which amended and restated the original Subordinated Note to, among other things, extend the maturity date thereof to March 17, 2027 and to permit certain transactions otherwise permitted by the Company’s reserve-based credit agreement with Citibank, N.A., as administrative agent, and the financial institutions party thereto. The Company agreed to issue additional Warrants to purchase 1,071,535 shares of Common Stock to the Noteholders in connection with the A&R Subordinated Note. In connection with the Company’s acquisition of certain oil and gas assets from Bayswater and its affiliates, on March 26, 2025, the Company paid off approximately $3.2 million of the outstanding balance under the A&R Subordinated Note. Pursuant to the terms of the payoff letter, the Company and the Noteholders agreed that the remaining amount outstanding under the A&R Subordinated Note of approximately $1.46 million shall be converted to principal, will accrue interest at a rate of 15% of per annum and all principal and other amounts owed (other than interest) pursuant to the Subordinated Note shall not be redeemable for any reason so long as the any Company’s Series F Convertible Preferred Stock remains outstanding.

19

PLAN OF DISTRIBUTION

The Selling Stockholders may offer and sell, from time to time, the shares of Common Stock covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all discounts and commissions, if any, attributable to their sale of shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable listing exchange;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

20

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. With certain exceptions and while the SEPA is in effect, Regulation M may preclude the Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution of the securities from (i) bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete and (ii) bidding for or purchasing any security to stabilize the price of that security. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

21

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas.

22

EXPERTS

Prairie Operating Co.

The financial statements of Prairie Operating Co. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report appearing thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of the reserves of the Company as of December 31, 2024 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the combined reserves of the Company and the Bayswater Assets as of December 31, 2024 and related information incorporated by reference in this prospectus, and the combined reserve reports of the Company and the Acquired Properties as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference in this prospectus have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters. Pursuant to Rule 412 under the Securities Act, the combined reserve reports of the Company and the Bayswater Assets as of November 30, 2024 and related information incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus by the combined reserve report of the Company and the Bayswater Assets as of December 31, 2024. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nickel Road Operating LLC

The consolidated financial statements of Nickel Road Operating LLC (“NRO”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of NRO’s reserves as of December 31, 2023 and related information incorporated by reference in this prospectus by reference from the Company’s Amendment to its Current Report on Form 8-K/A, dated March 19, 2024 have been prepared based on reports by Cawley, Gillespie & Associates, Inc., an independent Petroleum Reserve Evaluation Firm, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Bayswater

The audited combined statement of revenue and direct operating expenses of the Bayswater Assets for the years ended December 31, 2024 and 2023 which is incorporated by reference into this prospectus has been audited by Plante & Moran, PLLC independent auditors, as stated in their report, which is incorporated by reference. Such financial information is incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$84,556
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our Charter and Bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each of its current directors and executive officers. These Indemnification Agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, retainers and travel expenses, incurred by a director or executive officer in any action, suit or proceeding arising out of their services as one of the Company’s directors or executive officers or out of any services they provide at the Company’s request to any other company or enterprise.

II-1

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Prairie Operating Co. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the amendment to the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2023).
3.4	Certificate of Amendment to the Certificate of Designation of Series E Convertible Preferred Stock of Prairie Operating Co. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
3.5	Certificate of Amendment to the Certificate of Designation of Series D Convertible Preferred Stock of Prairie Operating Co. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 26, 2025).
3.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).
4.1*	Form of Warrant Agreement.
4.2*	Form of Warrant Certificate.
4.3*	Form of Subscription Receipt Agreement.
4.4*	Form of Unit Agreement.
4.5*	Form of Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock.
5.1**	Opinion of Norton Rose Fulbright US LLP as to the legality of the securities being registered.
10.1	Standby Equity Purchase Agreement, dated as of September 30, 2024, by and among Prairie Operating Co. and YA II PN, LTD (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.2	Convertible Promissory Note, dated September 30, 2024, in favor of YA II PN, LTD (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.3	Global Guaranty Agreement, dated September 30, 2024, by Prairie Operating Co., LLC and Prairie Operating Holding Co., LLC, in favor of YA II PN, LTD (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.4	Registration Rights Agreement, dated as of September 30, 2024, by and between Prairie Operating Co. and YA II PN, LTD (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.5	Prairie Operating Company Subordinated Note, dated September 30, 2024, by and among Prairie Operating Co., First Idea Ventures LLC and The Hideaway Entertainment LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.6	Registration Rights Agreement, dated as of September 30, 2024, by and between Prairie Operating Co. and the holders party thereto (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.7	Global Guaranty Agreement, dated September 30, 2024, by Prairie Operating Co., LLC, in favor of First Idea Ventures LLC and The Hideaway Entertainment LLC (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).

II-2

10.8	Non-Compensatory Option Purchase Agreement, dated as of August 30, 2023, by and among Prairie Operating Co., Gary C. Hanna, Edward Kovalik, Bristol Capital, LLC and Georgina Asset Management, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on September 5, 2023).
10.9	Form of Amended and Restated Non-Compensatory Option Agreement (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).
10.10	Non-Compensatory Option Purchase Agreement, dated as of September 30, 2024, by and among Prairie Operating Co. and Rose Hill Holdings Limited (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.11	Non-Compensatory Option Purchase Agreement, dated as of September 30, 2024, by and among Prairie Operating Co. and Anchorman Holdings Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.12	Non-Compensatory Option Purchase Agreement, dated as of September 30, 2024, by and among Prairie Operating Co. and Blackstem Forest, LLC (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
10.13	Assignment and Assumption Agreement, dated as of September 30, 2024, by and among Prairie Operating Co., BOKA Energy LP, Rose Hill Holdings Limited, Anchorman Holdings Inc. and Blackstem Forest, LLC (incorporated by reference to Exhibit 10.12 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2024).
10.14	Amended and Restated Subordinated Note, dated as of December 16, 2024, by and among Prairie Operating Co., First Idea Ventures LLC and The Hideaway Entertainment LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on December 19, 2024).
10.15	Purchase and Sale Agreement, dated as of February 6, 2025, by and between Prairie Operating Co., Otter Holdings, LLC, Prairie SWD Co., LLC, Prairie Gathering I, LLC, Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2025).
10.16	Amendment to Purchase and Sale Agreement, dated as of March 14, 2025, by and among Prairie Operating Co., Otter Holdings, LLC, Prairie SWD Co., LLC., Prairie Gathering I, LLC, Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater & Production, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 17, 2025).
10.17	Registration Rights Agreement, dated as of March 26, 2025, by and between Prairie Operating Co. and Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2025).
23.1**	Consent of Cawley, Gillespie & Associates, Inc.
23.2**	Consent of Ham, Langston & Brezina L.L.P.
23.3**	Consent of Moss Adams LLP.
23.4**	Consent of Plante & Moran, PLLC.
23.5**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature pages)
107**	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of Prairie Operating Co. in connection with the issuance of the applicable securities.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II-3

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-4

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on April 22, 2025.

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Edward Kovalik and Gregory S. Patton, as his attorney-in-fact and agent, with full power of substitution and resubstitution, on his behalf, in any and all capacities, to sign this registration statement and any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to perform and do any and all acts and things whatsoever that any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the matters described in these resolutions, as fully as such officer or director might or could do if personally present and acting.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edward Kovalik	Chief Executive Officer and Chairman	April 22, 2025
Edward Kovalik	(Principal Executive Officer)

*	Executive Vice President & Chief Financial Officer	April 22, 2025
Gregory S. Patton	(Principal Financial and Accounting Officer)

*	President and Director	April 22, 2025
Gary C. Hanna

*	Director	April 22, 2025
Gizman I. Abbas

*	Director	April 22, 2025
Richard N. Frommer

*	Director	April 22, 2025
Jonathan Gray

*	Director	April 22, 2025
Stephen Lee

*	Director	April 22, 2025
Erik Thoresen

II-6